EXHIBIT 24.5

                              POWER OF ATTORNEY


   The undersigned  hereby  constitutes and appoints Glade M. Knight and Stanley
J. Olander, Jr., each acting singly, her attorney-in-fact, to execute on her behalf, individually and in each capacity stated below, and to file, any documents referred to below relating to the registration of up to $30 million of the common shares of Cornerstone Realty Income Trust, Inc. (the "Company") under the Company's Dividend Reinvestment and Share Purchase Plan, such documents being: a Registration Statement to be filed with the Securities and Exchange Commission; such statements with, or applications to, the regulatory authorities of any state in the United States as may be necessary to permit such shares to be offered and sold in such states; and any and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing registrations as fully as she herself might do.


   IN WITNESS WHEREOF, the undersigned has signed this power of attorney as of this 23rd day of December, 1996.

                                        /s/ Penelope W. Kyle
                                        ---------------------------
                                        Penelope W. Kyle, Director
                                        of the Company